Exhibit 99.1

NEWS RELEASE
NOBLE ENERGY ANNOUNCES THIRD QUARTER RESULTS
HOUSTON (October 29, 2008) — Noble Energy, Inc. (NYSE: NBL) reported today third quarter 2008 net income of $974 million, or $5.37 per share diluted. The results included a previously disclosed $943 million ($637 million after-tax) non-cash gain, which represents the unrealized mark-to-market change in the Company’s financial commodity contracts. Excluding this item and certain other items typically not included by analysts in published estimates, third quarter 2008 adjusted net income(1) was $395 million, or $2.08 per share diluted. For the same period in 2007, net income was $223 million, or $1.28 per share diluted. Noble Energy sells forward a portion of its production utilizing financial commodity contracts. Beginning with 2008, the Company changed its accounting method for these contracts to mark-to-market accounting in order to provide greater flexibility and transparency.
Discretionary cash flow(1) for the third quarter 2008 was $657 million, compared to $556 million for the same period in 2007. Net cash provided by operating activities was $713 million.
Key highlights for the third quarter 2008 include:
•	Significant oil discovery at the Gunflint prospect in the deepwater Gulf of Mexico

•	Successful appraisal of the South Raton discovery in the deepwater Gulf of Mexico

•	Record quarterly natural gas sales in Israel of 155 million cubic feet per day

•	Production commenced from the phase two development of Dumbarton in the North Sea

•	Successful oil test offshore Equatorial Guinea at the Diega discovery
“Noble Energy has delivered exceptional third quarter 2008 operating and financial results from our diversified and balanced portfolio. We had significant exploration success during the quarter, which included our largest discovery to date in the deepwater Gulf of Mexico. In addition, we are excited about the successful flow test results at the Diega oil discovery in Equatorial Guinea. During the quarter, we were able to offset lost volumes from the hurricanes with better performance in other areas. As we head toward the end of the year, we are very encouraged that our performance to date has put us in a great position to achieve our operating objectives for the year. Our strong balance sheet and cash flows have positioned us well during this period when we are experiencing a weakening economy and related declines in commodity prices,” said Noble Energy’s Chairman, President and CEO, Charles D. Davidson.

Noble Energy’s operating income for the third quarter 2008 was $546 million, up 45 percent from the same quarter last year. Sales volumes averaged 211 thousand barrels of oil equivalent per day (Boe/d), with 60 percent natural gas and 40 percent liquids. United States volumes were up four percent over the third quarter last year, despite temporary shut-ins of production due to hurricanes Gustav and Ike, which reduced volumes on average 7,500 Boe/d during the quarter.
Effective in 2008, Noble Energy began reporting natural gas liquid volumes separately where the company has the right to the liquids recovered from its natural gas processed at third-party plants. As a consequence, reported natural gas volumes in the United States are lower compared to 2007. Where the rights to the liquids do not exist, the processing revenue will continue to be included in natural gas revenues and benefit realized prices.
Volumes in Israel grew 18 percent over the third quarter of last year due to strength in natural gas demand. Total international volumes were down versus the third quarter 2007, primarily due to lower volumes in West Africa and the North Sea. In addition, the third quarter of 2008 did not include any volumes from the Argentina assets sold earlier this year. Operations in West Africa were impacted by facility maintenance downtime, which resulted in reduced natural gas sales. North Sea oil volumes were lower due to expected declines in the original phase of development at Dumbarton.
Commodity prices were up significantly versus third quarter 2007. On average for the quarter, Noble Energy realized $101.82 per barrel for crude oil and condensate and $5.31 per thousand cubic feet for natural gas. United States natural gas liquids prices averaged $57.06 per barrel. Crude oil and natural gas realizations for the quarter were impacted by $89 million and $4 million, respectively, in previously deferred commodity hedge losses.
Lease operating expense totaled $5.05 and depreciation, depletion, and amortization was $9.99 per barrel of oil equivalent in the third quarter 2008. Higher lease operating unit costs compared to the third quarter 2007 were primarily the result of increased operating and maintenance costs in the North Sea. DD&A unit costs were down slightly, largely due to increased volumes from lower cost operations in Israel. Production and ad valorem taxes were up due to higher crude oil, natural gas, and natural gas liquid revenues. General and administrative expenses increased due to costs associated with higher levels of staffing.

(1) Non-GAAP measure, See Attached Reconciliation Schedules

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CONFERENCE CALL
Noble Energy’s third quarter 2008 conference call will be available today via live audio webcast at 9:00 a.m. Central Time. To listen, log on to www.nobleenergyinc.com and click on the Investor Relations tab. Dial in numbers are (866) 293-8968 or (913) 312-0707. The pass code is ‘Noble Energy 2008 Third Quarter Results’. The conference call replay will be available until November 28, 2008. To access the replay, go to www.nobleenergyinc.com and click on the Investor Relations tab. You can also access the replay by dialing (888) 203-1112 or (719) 457-0820. The pin code is 4659455.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company operates primarily in the Rocky Mountains, Mid-Continent, and deepwater Gulf of Mexico areas in the United States, with key international operations offshore Israel, UK and West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Visit Noble Energy online at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125 dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187 bwhitmarsh@nobleenergyinc.com
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
This news release may also contain certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income to Adjusted Net Income
(in millions, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net Income	$974	$223	$1,045	$644

Adjustments, net of tax [1]
Unrealized (gains) losses on commodity derivative instruments	(637)	—	(7)	—
Impairment of shelf properties	26	—	25	—
Loss on involuntary conversion of shelf properties	6	—	6	35
Allowance for SemCrude receivable	26	—	25	—

Adjusted Net Income [2]	$395	$223	$1,094	$679

Adjusted Earnings Per Share
Basic	$2.29	$1.30	$6.35	$3.97
Diluted [3]	2.08	1.28	6.14	3.91

Weighted average number of shares outstanding
Basic	173	171	172	171
Diluted	176	173	176	173

[1]	The net of tax amounts are determined by calculating the tax provision for GAAP Net Income, which includes the adjusting items, and comparing the results to the tax provision for Adjusted Net Income, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different.

[2]	Adjusted net income should not be considered a substitute for net income as reported in accordance with GAAP. Adjusted net income is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted net income is beneficial in evaluating our financial performance. Adjustments are tax affected on a standalone basis at the end of each period. For analysis purposes, adjusted net income for 2008 should be compared to 2007 reported net income since, effective January 1, 2008, we voluntarily changed our accounting method for commodity derivative instruments from the cash flow hedge method to the mark-to-market method.

[3]	The diluted earnings per share calculation for the three and nine months ended September 30, 2008 includes decreases to net income of $29 million and $16 million, net of tax, respectively, related to a deferred compensation gain from NBL shares held in a rabbi trust. Consistent with GAAP, when dilutive, the deferred compensation gain or loss, net of tax, is excluded from net income while the NBL shares held in the rabbi trust are included in the diluted sharecount.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues
Crude oil and condensate	$629	$450	$1,830	$1,205
Natural gas	361	296	1,132	935
Natural gas liquids	50	—	153	—
Income from equity method investees	40	46	158	140
Other revenues	18	22	55	70

Total revenues	1,098	814	3,328	2,350

Operating Expenses
Lease operating expense	98	82	268	243
Production and ad valorem taxes	47	27	141	81
Transportation expense	14	13	43	40
Exploration expense	39	46	181	145
Depreciation, depletion and amortization	194	197	593	547
General and administrative	63	49	184	142
Other operating expense, net	97	24	136	106

Total operating expenses	552	438	1,546	1,304

Operating Income	546	376	1,782	1,046
Other (Income) Expense
(Gain) loss on commodity derivative instruments	(875)	2	190	(1)
Interest, net of amount capitalized	18	29	52	87
Other (income) expense, net	(51)	2	(33)	20

Total other (income) expenses	(908)	33	209	106

Income Before Taxes	1,454	343	1,573	940
Income Tax Provision	480	120	528	296

Net Income	$974	$223	$1,045	$644

Earnings Per Share
Basic	$5.64	$1.30	$6.06	$3.76
Diluted [1]	$5.37	$1.28	$5.86	$3.72

Weighted average number of shares outstanding
Basic	173	171	172	171
Diluted	176	173	176	173

[1]	The diluted earnings per share calculation for the three and nine months ended September 30, 2008 includes decreases to net income of $29 million and $16 million, net of tax, respectively, related to a deferred compensation gain from NBL shares held in a rabbi trust. Consistent with GAAP, when dilutive, the deferred compensation gain or loss, net of tax, is excluded from net income while the NBL shares held in the rabbi trust are included in the diluted sharecount.

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Crude Oil and Condensate Sales Volumes (MBpd)
United States	38	40	41	43
West Africa	14	14	15	15
North Sea	12	17	10	12
Other International	3	6	4	7

Total consolidated operations	67	77	70	77
Equity method investee	2	2	2	2

Total sales volumes	69	79	72	79

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$93.47	$55.85	$87.84	$51.04
West Africa	109.90	73.25	103.31	66.97
North Sea	117.44	77.13	114.42	70.41
Other International	106.03	55.55	73.37	50.30

Average consolidated realized prices	$101.82	$63.53	$78.89	$57.03

Natural Gas Sales Volumes (MMcfpd)
United States	384	404	393	410
West Africa	194	208	212	127
North Sea	6	5	6	6
Israel	155	131	140	111
Other International	21	25	22	25

Total sales volumes	760	773	773	679

Natural Gas Realized Prices ($/Mcf)
United States	$8.48	$6.77	$9.10	$7.42
West Africa	0.27	0.27	0.27	0.29
North Sea	11.54	7.26	10.62	6.05
Israel	3.57	2.95	3.15	2.81
Other International	—	—	—	—

Average realized prices	$5.31	$4.30	$5.50	$5.24

Natural Gas Liquids (NGL) Sales Volumes (MBpd) [1]
United States	10	—	10	—
Equity method investee	5	5	6	6

Total sales volumes	15	5	16	6

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$57.06	$—	$57.39	$—

Barrels of Oil Equivalent Volumes (MBoepd)
United States	111	107	117	111
West Africa	47	49	50	36
North Sea	13	18	11	13
Israel	26	22	23	19
Other International	7	10	8	11

Total consolidated operations	204	206	209	190
Equity method investee	7	7	8	8

Total barrels of oil equivalent (MBoepd)	211	213	217	198

Barrels of oil equivalent volumes (MMBoe)	19	20	59	54

[1]	For 2007, United States NGL sales volumes were included with natural gas volumes. Effective in 2008, we began reporting United States NGLs, which has lowered the comparative natural gas volumes from 2007 to 2008.

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	September 30,	December 31,
	2008	2007

Assets
Current Assets
Cash and cash equivalents	$992	$660
Accounts receivable — trade, net	641	594
Other current assets	236	315

Total current assets	1,869	1,569
Net property, plant and equipment	8,981	7,945
Goodwill	759	761
Other noncurrent assets	507	556

Total Assets	$12,116	$10,831

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$646	$781
Commodity derivative instruments	189	540
Short-term borrowings	48	25
Other current liabilities	493	290

Total current liabilities	1,376	1,636
Deferred income taxes	2,169	1,984
Commodity derivative instruments	69	83
Other noncurrent liabilities	446	468
Long-term debt	2,051	1,851

Total Liabilities	6,111	6,022

Total Shareholders’ Equity	6,005	4,809

Total Liabilities and Shareholders’ Equity	$12,116	$10,831

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Adjusted Net Income [1]	$395	$223	$1,094	$679
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization	194	197	593	547
Exploration costs	38	46	181	145
Interest capitalized	(7)	(4)	(23)	(10)
Income / distributions from equity method investments, net	31	13	34	15
Deferred compensation adjustment	(47)	8	(25)	23
Deferred income taxes	81	89	199	192
Stock-based compensation expense	10	8	30	20
Settlement of previously recognized hedge losses [2]	(43)	(43)	(144)	(133)
Other, net	5	19	20	35

Discretionary Cash Flow [3]	657	556	1,959	1,513

Reconciliation to Operating Cash Flows
Net changes in working capital	281	17	(9)	(66)
Cash exploration costs	(29)	(29)	(103)	(97)
Capitalized interest	7	4	23	10
Current tax benefit (expense) of net income adjustments	(196)	—	—	—
Other adjustments	(7)	—	(3)	(39)

Net Cash Provided by Operating Activities	$713	$548	$1,867	$1,321

Capital Expenditures, accrual based	$786	$449	$1,832	$1,215

[1]	See Schedule 1, Reconciliation of Net Income to Adjusted Net Income, for reconciliation.

[2]	See Schedule 6, Effect of Commodity Derivative Instruments, for reconciliation.

[3]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Reclassification from Accumulated Other Comprehensive Loss to Revenue [1]
Crude Oil	$(89)	$(60)	$(279)	$(128)
Natural Gas	(4)	48	31	120

Total Revenue Decrease	$(93)	$(12)	$(248)	$(8)

Gain (Loss) on Derivative Instruments [2]
Crude oil
Realized	$(61)	$—	$(140)	$—
Unrealized	559	—	(121)	—
Ineffectiveness	—	(2)	—	(2)

Total crude oil	498	(2)	(261)	(2)

Natural gas
Realized	(7)	—	(59)	—
Unrealized	384	—	130	—
Ineffectiveness	—	—	—	3

Total natural gas	377	—	71	3

Total Gain (Loss) on Derivative Instruments	$875	$(2)	$(190)	$1

Summary of Cash Settlements
Cash settlements paid	$(204)	$(55)	$(591)	$(141)
Less realized loss on derivative instruments	(68)	—	(199)	—
Less amounts reclassified from AOCL	(93)	(12)	(248)	(8)

Settlement of previously recognized hedge losses	$(43)	$(43)	$(144)	$(133)

[1]	The amounts in accumulated other comprehensive loss represent deferred unrealized hedge gains and losses. These deferred gains and losses are recognized as an adjustment to revenue when the associated derivative instruments are cash settled.

[2]	Effective January 1, 2008 we voluntarily changed our accounting method for commodity derivative instruments from the cash flow hedge method to the mark-to-market method.